E X H I B I T  13
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                               THE WHITE ELK FUNDS

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                         Form of Subscription Agreement

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                         FORM OF SUBSCRIPTION AGREEMENT

     This Subscription Agreement ("Agreement") between The White Elk Funds (the "Funds"), a business trust organized under the laws of the Commonwealth of Massachusetts, and ____________________________ (the "undersigned")
(collectively, the "Parties").

     In consideration of the mutual promises set forth herein, the Parties agree as follows:

1. The Fund agrees to sell to the undersigned, and the undersigned agrees to purchase, _____________ shares of beneficial interest of the Fund ("Shares") at a price of ten dollars ($10.00) per Share for each series of the Fund in the following amounts: _____________ Shares of White Elk Large Cap Growth Fund, _________ Shares of White Elk Mid Cap Growth Fund, ___________ Shares of White Elk Small Cap Growth Fund, ____________ Shares of White Elk Large Cap Value Fund, ___________ Shares of White Elk Mid Cap Value Fund, _________________ Shares of White Elk Small Cap Value Fund, _____________ Shares of White Elk Leveraged All Cap Fund, ___________ Shares of White Elk Global Equity Fund, __________ Shares of White Elk Long-Term Bond Fund, ___________ Shares of White Elk Medium-Term Bond Fund, and __________ Shares of White Elk Money Market Fund, on a date to be specified by the Fund, prior to the effective date of the Fund's Form N-1A Registration Statement under the Securities Act of 1933 ("1933 Act").

2. The undersigned represents and warrants to the Fund that the Shares are being acquired solely for investment purposes and not with a view towards resale or disposition of all or any part thereof, and that he or she has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

3. The undersigned represents and warrants that he or she has such knowledge and experience of financial and business matters to evaluate the merits and risks of the prospective investment and to make an informed decision.

4. The undersigned acknowledges that the Shares have not been registered under any state of federal securities laws and that, therefore, the Fund is relying on certain exemptions therein from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares.

5. The undersigned represents and warrants that the sale of any of the Shares will only be made by redemption to the Fund and not by a transfer to any third party.

6. The undersigned agrees to withdraw any request to redeem any of the Shares to the extent that the Fund informs the undersigned that the effect of such redemption could have a material adverse effect on the series of the Fund.

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7.   The undersigned  agrees not to otherwise  dispose of the Shares or any part thereof unless a registration statement with respect to such Shares is then in effect under the 1933 Act and under any applicable state securities laws or unless the undersigned shall have delivered to the Fund an opinion of counsel, in form and substance acceptable to the Fund, that no such registration is necessary.

8. The Parties acknowledge that there are no agreements or arrangements between the undersigned and any of the Fund's officers, directors, employees or its investment adviser, or any affiliated persons thereof with respect to the redemption of the Shares or the future distribution of Fund shares.

9. The undersigned acknowledges that the or she is aware that in issuing and selling these Shares, the Fund is relying upon the representations, warranties and acknowledgments contained herein.

IN WITNESS WHEREOF, the Parties hereto have executed this agreement on this _____ day of _____________, 1998.



THE WHITE ELK FUNDS                               NAME OF SUBSCRIBER

BY:  ______________________________               ____________________________

                         FORM OF SUBSCRIPTION AGREEMENT

      This Subscription Agreement ("Agreement") between The White Elk Funds (the "Funds"), a business trust organized under the laws of the Commonwealth of Massachusetts, and William D. Witter (the "undersigned") (collectively, the "Parties").

      In consideration of the mutual promises set forth herein, the Parties agree as follows:

1. The Fund agrees to sell to the undersigned, and the undersigned agrees to purchase, 100,000 shares of beneficial interest of the White Elk Money Market Fund ("Shares") at a price of one dollar ($1.00) per Share for each series of the Fund in the following amounts on a date to be specified by the Fund, prior to the effective date of the Fund's Form N-1A Registration Statement under the Securities Act of 1933 ("1933 Act").

2. The undersigned represents and warrants to the Fund that the Shares are being acquired solely for investment purposes and not with a view towards resale or disposition of all or any part thereof, and that he or she has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

3. The undersigned represents and warrants that he or she has such knowledge and experience of financial and business matters to evaluate the merits and risks of the prospective investment and to make an informed decision.

4. The undersigned acknowledges that the Shares have not been registered under any state of federal securities laws and that, therefore, the Fund is relying on certain exemptions therein from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares.

5. The undersigned represents and warrants that the sale of any of the Shares will only be made by redemption to the Fund and not by a transfer to any third party.

6. The undersigned agrees to withdraw any request to redeem any of the Shares to the extent that the Fund informs the undersigned that the effect of such redemption could have a material adverse effect on the series of the Fund.

7. The undersigned agrees not to otherwise dispose of the Shares or any part thereof unless a registration statement with respect to such Shares is then in effect under the 1933 Act and under any applicable state securities laws or unless the undersigned shall have delivered to the Fund an opinion of counsel, in form and substance acceptable to the Fund, that no such registration is necessary.

8. The Parties acknowledge that there are no agreements or arrangements between the undersigned and any of the Fund's officers, directors, employees or its investment adviser, or any affiliated persons thereof with respect to the redemption of the Shares or the future distribution of Fund shares.


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9. The  undersigned  acknowledges  that the or she is aware that in issuing  and selling these Shares, the Fund is relying upon the representations, warranties and acknowledgments contained herein.

      IN WITNESS WHEREOF, the Parties hereto have executed this agreement on this 6th day of October, 1998.



THE WHITE ELK FUNDS                          WILLIAM D. WITTER

BY:  /s/ Melanie Marshak                     /s/ William D. Witter
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